REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ==================================

                             PRIME CREDIT CORPORATION
              (Exact Name of Small Business Issuer in its Charter)

        NEVADA                        8742                      76-0558828
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                             Classification Code)

                          2411 FOUNTAINVIEW, SUITE 221
                             HOUSTON, TEXAS 77057
                                (281) 330-5481
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                               NATHAN E. SCHWARTZ
                PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS
                           2411 FOUNTAINVIEW, SUITE 221
                               HOUSTON, TX 77057
                                 (281) 330-5481

            (Name, Address and Telephone Number of Agent for Service)

                                   Copies of communications to:
                              RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                             195 ROUTE 9 SOUTH, SUITE 204
                              MANALAPAN, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                  Amount to be          Proposed Maximum       Proposed Maximum  Amount of
                                  Registered            Aggregate Offering     Offering Price    Registration
                                                        Price Per Share                          Fee

Title of Each Class of
Securities to be Registered

Common Stock, par value           6,000,000                  $0.33               $2,000,000           $235.40
$0.001 per share (1)

Common Stock, par value              50,000                  $1.00               $   50,000           $  6.34
$0.001 per share (2)


(1) Represents 6,000,000 shares of our common stock being sold to the public. The price of $0.33 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.


(2) Represents Selling Security Holders shares being sold to the public. The price of $1.00 per share is being estimated for computing the registration fee pursuant to Rule 457(c) of the Securities Act. Our common stock is not traded on any national exchange, and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH    , 2005.

                            PRIME CREDIT CORPORATION

                        6,000,000 SHARES OF COMMON STOCK
              50,000 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 6,000,000 shares of our common stock at $0.33 per share. In addition, our selling security holders are offering to sell 50,000 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is March , 2005.

Currently, we have not established an underwriting arrangement for the sale of these shares. Nathan Schwartz, our President will be the only person that will conduct the direct public offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering; therefore, funds will not be placed in an escrow or similar account. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our shares of common stock are not listed on any recognized exchange. Immediately after the effectiveness of this registration statement, we intend to have a registered broker-dealer submit an application for a quotation on the OTC Bulletin Board.

This prospectus also relates to the resale by the selling stockholders of up to 50,000 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions. The price of $1.00 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

We will receive no proceeds from the sale of the shares by the selling stockholders.

                                TABLE OF CONTENTS

About Our Company ............................................................ 1

Risk Factors ................................................................. 1

Use of Proceeds .............................................................. 3

Determination of Offering Price .............................................. 4

Market for Common Equity and Related Stockholder Matters ..................... 4

Management's Discussion and Analysis or Plan of Operation .................... 5

Business ..................................................................... 7

Description of Property ...................................................... 9

Legal Proceedings ............................................................ 9

Management, Directors and Executive Officers  ................................ 9

Dilution .....................................................................11

Executive Compensation .......................................................10

Principal Shareholders........................................................10

Selling Shareholders .........................................................12

Plan of Distribution .........................................................12

Certain Relationships and Related Transactions ...............................14

Description of Securities ....................................................14

Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure ..........................................14

Transfer Agent ...............................................................14

Experts ......................................................................15

Legal Matters.................................................................15

Index to Financial Statements                                                F-1

================================================================================

                                ABOUT OUR COMPANY

Prime Credit Corporation was incorporated under the laws of the State of Nevada on January 12, 1998. We are a holding company with three subsidiary companies. The three subsidiary companies are (i) Pharmco-SMO, Inc., (ii) Live On, Inc., and (iii) Pharmco Inc.

The goal of these organizations is to (a) develop and manage site management organizations in the United States and selected countries internationally, (b) provide practice management services to selected physician specialties, and (c) provide pharmaceutical compounding services to selected physician specialty practices.

                              WHERE YOU CAN FIND US

We are located at 2411 Fountainview, Suite 221, Houston, Texas 77057. Our telephone number is (281) 330-5481.

                            SECURITIES OFFERED BY US

We are offering a maximum amount of 6,000,000 shares of common stock, $.001 par value, at $0.33 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. You will be purchasing our shares from us and not our selling security holders.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to us and not to the selling stockholders.

We May Require Additional Funds to Achieve Our Current Business Strategy and Our Inability to Obtain Additional Financing Will Inhibit Our Ability to Expand or Even Maintain Our Business Operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We Have a Limited Operating History That You Can Use to Evaluate Us and therefore We May Not Survive If We Meet Some of the Problems, Expenses, Difficulties, Complications and Delays Frequently Encountered by a Start up Company.

We are a developmental stage company with losses from our incorporation. We incorporated on January 12, 1998. We have not yet initiated all of our proposed product and service offerings, and there is no guarantee that we will be able to complete development of all our proposed products. Any potential investor must consider our business and prospects in light of the risks and difficulties frequently encountered by companies in their early stages of development. These risks and difficulties include, but are not limited to, an unproven business system, lack of sufficient customers, lack of revenue or cash flow and high capital expenditures. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of these risks associated above could harm our ability to operate profitably. Accordingly, there is no assurance that we will ever be profitable.

An investment in us is speculative; therefore, investors in our stock could lose their entire investment.

A purchase of the shares in the offering is significantly speculative and involves significant risks, and the shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price for the shares. A purchase of the shares would be "unsuitable" for a person who cannot afford to lose his or her entire purchase price for the shares. Our business objectives must also be considered speculative, and there is no assurance we will satisfy those objectives. No assurance can be given that the purchasers of the shares will realize a substantial return on their purchase of the shares, or any return whatsoever, or the purchasers of the shares will not lose their investment in us completely.

Since our projects are international and involve medical research, we may not be able to do everything that we plan to based on regulatory changes in those countries.

Clinical trials are heavily regulated in most of the Eastern European countries, and thus it is possible that any country may change its laws that may be detrimental to our expansion and finances.

Our operation involves many entities in different countries; therefore, it may be difficult to coordinate all our activities efficiently and profitably.

We will have operation in many  countries.  Thus we will be encounter  different
laws,  customs,  and  personnel.   Coordinating  all  these  variables  will  be
challenging, and thus affect and may delay the start up of our operations.

Our Independent Auditors Have Issued A Report Which May Hurt Our Ability To Raise Additional Financing And Decrease The Price Of Our Common Stock

The report of our independent auditors on our financial statements for the year ended October 31, 2004 contains an explanatory paragraph that indicates that we have recurring losses from operations. The deficit accumulated as of October 31, 2004 was 341,751. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us. In addition, this report may have the effect of decreasing our common stock price.

Offering proceeds will not be held in escrow and will be immediately available for utilization by us; as a result, funds may not be available for refunds.

The terms of this Offering do not establish a minimum amount of funds beyond which we must receive in order to utilize the proceeds from the Offering. If we are successful in selling all of the Offered Shares, the funds available for operation may not be adequate to carry out our business objectives for an extended period of time and additional funds may be required. There is no assurance that funds will be available from any source; and, if not available, we may not be able to continue to operate, in which case, investors may lose the entire purchase price of the Offered Shares.

We may be subject to the Penny Stock Regulations Due to the Fact that Our Stock Price Will Be Below $5.00.

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our Failure To Retain Our Current Employees And To Hire And Retain Additional Key Personnel Will Affect Our Ability To Expand Our Business Operations.

We depend on the services of Nathan E. Schwartz, our officer and director, and our success depends on the continued efforts of such individual to manage our business operations. At the present time, Mr. Schwartz devotes his full time to our business affairs. The loss of the services of Mr. Schwartz and our current employees could have a negative effect on our business, financial condition and results of operations. Our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.



You May Not Be Able to Liquidate Your Investment Since There Is No Assurance That a Public Market Will Develop for Our Common Stock or That Our Common Stock Will Ever Be Approved for Trading on a Recognized Exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a quotation of our shares of common stock on the OTC Bulletin Board. However, we cannot assure you that trading will be active, and sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the 6,000,000 shares of our common stock at a price of $0.33 per share is estimated to be $2,000,000. The proceeds, if any, may be significantly less than $2,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering. We expect to use the net proceeds from this offering for the purposes described in the table below. Any net proceeds would be used first to pay the offering expenses of $50,000. Any net proceeds after the offering expenses would be prorated as indicated among the other items listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

Gross Proceeds (1)                                         $2,000,000

                                                               Amount
Offering Expenses                                          $   50,000

Expansion of Office Operations                             $  100,000
Hiring of Office Manager                                   $  250,000
Expansion of Live On, Inc.(2)                              $  560,000
Operations of PharmCo SMO, Inc.(3)                         $  500,000
Board of Advisors Compensation (4)                         $   28,000
Office in Israel (5)                                       $   36,000
Opening of New Clinics (6)                                 $  476,000
Gross Proceeds                                             $2,000,000

Less Offering Expenses                                         50,000

Net Proceeds                                               $1,950,000


(1)  Assumes we sell the maximum offering amount of $2,000,000.
(2) This consists of hiring: one employee to solicit doctors for Cancer clinical studies (the employee's salary will be $60,000 per annum); five coordinators at $40,000 per coordinator per annum (the coordinators reside at the respective doctors offices to coordinate Cancer clinical trials and blend the drugs for the clinical trials) and $300,000 for working capital.



(3) The working capital for PharmcoSMO, Inc. consists of payments to all workers required for the clinical studies and expenses for the clinical studies. Such clinical studies are in areas other than the Cancer area. This includes the hiring of 4 medical study coordinators at $75,000 per coordinator per annum.
(4) This amount consists of payments to the Board of Advisors (consisting of medical doctors) that we intend to retain. We intend to retain 4 members to our proposed Board of Advisors. The expenses are for approximately 7 meetings per year.
(5) We intend to open an office in Israel that shall cost approximately $3,000 per month.
(6) We intend to open 2 Cancer clinics in Eastern Europe. Specifically in Romania and Georgia. Such operations will be operated through our subsidiary, Pharmco, Inc.

In the event that our plans change, our assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, it may be necessary or advisable to reallocate proceeds or to use proceeds for other purposes, or we may be required to seek additional financing or we may be required to curtail our operations.

                         DETERMINATION OF OFFERING PRICE

The purchase price of the shares of our common stock has been determined primarily by our capital requirements and has no relationship to any established criteria of our value, such as book value or earnings per share or any combination thereof. The price of the shares of our common stock does not necessarily indicate current market value for the assets owned by us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the OTC Bulletin Board, there is no assurance that we can satisfy the current listing standards.

As of March 11, 2005, based on our transfer agent records, we had 59 shareholders holding an aggregate of 9,932,500 shares of our common stock.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of March 11, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                   (a)                   (b)                     (c)

                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securities
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   -------------------

Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None



                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are a development stage company. Our operations have been devoted primarily to developing a business plan, raising capital for future operations and administrative functions. We intend to become established in the clinical trials industry within the healthcare industry. We want to capitalize on the increasing trend among pharmaceutical and biotechnology companies to outsource their clinical trial business. We will initially build a strong base of clinical trial activity in the United States and then expand our clinical trial activities to Israel and Eastern European companies.

One of our subsidiary  companies,  Pharmco-SMO,  Inc.  generated  revenues after
October 31, 2004, by undertaking four clinical research studies, and negotiations are taking place for additional studies. This subsidiary started operations in October 2004. The company is an SMO (Site Management Organization) that contracts with drug companies to oversee and coordinate the implementation of agreed protocols to conduct specific clinical research studies to do testing on new proposed drugs and pharmaceuticals. This company derives its revenues from drug companies pursuant to a contract that is signed between Pharmco-SMO, Inc. and the drug company.

Although we expect this subsidiary to continue to generate revenues, we will still need to raise additional funds to expand our business and to undertake further studies. Therefore, we will continue to operate on a reduced budget until such time. If we are unable to raise additional funds during fiscal year 2006 (which commences on May 1, 2005), we may have to limit our operations to an extent not presently determinable by management. One of our shareholders has agreed to provide a Line of Credit to help cover the lag in receiving monies due under the current four studies in progress, that aren't sufficient to cover the expenses being incurred. However, once all the funds due under the four studies are received, the subsidiary expects to report net profits.

                               PLAN OF OPERATIONS

Our Business.

We are a holding company with three subsidiary companies. The three subsidiary companies are (i) Pharmco-SMO, Inc., (ii) Live On, Inc., and (iii) PharmCO, Inc.

At this time only one of these subsidiaries, Pharmco-SMO, Inc. has started its operations.

The goal of these organizations is to (a) develop and manage site management organizations in the United States and selected countries internationally, (b) provide practice management services to selected physician specialties, and (c) provide pharmaceutical compounding services to selected physician specialty practices.

The startup operations of Pharmco-SMO, Inc. is the first step of our strategy, which is to manage clinical trials across the United States. The development of PharmCo, Inc. is the second step of our strategy which is to manage clinical trials internationally, beginning in Israel and expanding to Eastern Europe. The third component of the strategy involves the development of a company similar to a Management Services Organization (MSO), Live On, Inc., that specializes in providing the unique support services required for oncology practices. The first stage of the strategy, Pharmco-SMO, Inc. started its operations in October 2004.

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives:

1) Identify and pursue further studies in Pharmco-SMO, Inc., and expand the current pain management studies being done, to include but not be limited to, studies for diabetes, high blood pressure, and oncology.

2) Commence operations of Pharmco, Inc. through a joint venture for clinical trials in Israel with a large HMO presently providing services there, and,

3) Commence the operations of Live On, Inc. by identifying and finalizing the first contracts to manage oncology practices with the first targeted area being the State of Texas, USA.

Results of Operations.

Our cumulative net losses since our inception to October 31, 2004, are attributable to the fact that we have not derived any substantial revenue from operations to offset out business development expenses. Loss from operations since inception has amounted to $341,751 primarily consisting of general and administrative expenses to start-up the parent company and to build the infrastructure required to start the initial operations of PharmCo-SMO, Inc.

Since October 31, 2004, PharmCo-SMO, Inc. has recorded revenues which are projected to generate net profits, if operating expenses incurred by the company on the four current studies does not exceed the contract budget entered into with the drug company, and the allotted patient enrollment maximum for each study can be achieved.

Liquidity and Capital Resources.

As of October 31, 2004, we had $39,942 in cash. Despite capital contributions and both related party and third party loan commitments, from time to time we have experienced, and continue to experience, cash flow shortages that have slowed our growth. We have primarily financed our activities from loans from related and third parties. Although it is projected that the operations of PharmCO-SMO, Inc. can start generating positive cash flow if the existing studies can be completed in line with the contract budget, the company could continue to experience a cash flow shortage due to the lag in receiving the funds due under the contracts.

For the period January 13, 1998 (inception) to October 31, 2004, we incurred a net loss of $341,751. Such accumulated losses have resulted primarily from costs incurred for various consulting and professional fees.

We continue to experience cash flow shortages, and anticipate this continuing through the foreseeable future. Management believes that additional funding will be necessary in order for it to continue as a going concern. We are investigating several forms of private debt and/or equity financing, although there can be no assurances that we will be successful in procuring such financing or that it will be available on terms acceptable to us.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

BUSINESS - OUR COMPANY

We were incorporated in Nevada on January 12, 1998 and are currently located in Houston, Texas. We are a holding company with three subsidiary companies. The three subsidiary companies are (i) Pharmco-SMO, Inc., (ii) Live On, Inc., and
(iii) Pharmco, Inc.

The goal of these organizations is to (a) develop and manage site management organizations in the United States and selected countries internationally, (b) provide practice management services to selected physician specialties, and (c) provide pharmaceutical compounding services to selected physician specialty practices.

The development of Prime Credit Corporation is the first step in our strategy to manage clinical trials across the United States and internationally, beginning in Israel and expanding to Eastern Europe. The second component of the strategy involves the development of a company similar to a Management Services Organization that specializes in providing the unique support services required for oncology practices.

After the development of Prime Credit Corporation, to startup the operations of Pharmco-SMO, Inc. is the first phase of our strategy, which is to manage clinical trials across the United States. The development of PharmCo, Inc. is the second phase of our strategy which is to manage clinical trials internationally, beginning in Israel and expanding to Eastern Europe. The third component of the strategy involves the development of a company similar to a Management Services Organization (MSO), Live On, Inc., that specializes in providing the unique support services required for oncology practices. The first phase of the strategy, the start up of Pharmco-SMO, Inc. began in October 2004.

Our subsidiary Pharmco-SMO, Inc. is a site management organization working with groups of clinical research physicians in a number of specialty areas, beginning with anesthesiology and oncology. This subsidiary solicits clinical trial engagements and manages the clinical trial process including patient recruitment, protocol compliance, data collection, regulatory administration and reporting.

Pharmco-SMO, Inc.'s revenues derive from fees paid by drug sponsors to Pharmco, Inc. for provision of clinical trials. Pharmco Inc.'s costs include fees paid to clinical practices for provision of clinical trials, cost of clinical coordinators, general administrative overhead and fees paid to us for administrative services. In turn, Pharmco-SMO, Inc. receives strategic, financial and managerial direction from us in exchange for an administrative fee.

Pharmco-SMO, Inc. will initially focus primarily on Texas-based practice groups but may expand to contiguous states as appropriate.

Our second subsidiary, Live On, Inc. is a management services organization that provides unique support services required for oncology practices including practice management, billing, marketing and quality assurance. Live On, Inc. will also supply chemotherapeutic and other medications through regionally based pharmaceutical compounding laboratories.

As our third subsidiary, we will also establish Pharmco-SMO international subsidiaries in each of several Eastern European countries, i.e., Bulgaria, Georgia, Hungary, Romania, the Czech Republic and the Ukraine. At present, there is virtually no clinical trial testing in the above-referenced countries. The lack of testing is based on the difficulty each country is experiencing in providing adequate healthcare to its citizens, leading to an inability to supply an adequate environment for clinical testing as well. We plan to improve health care in these countries in a multi-step manner and as follows:

- establish private clinics that provide a level of healthcare modeled on the standards of the US and Israeli based health care systems.
- use revenues from the private clinics to establish clinical research facilities in the same locations.
- attract clinical trials that will offer citizens in the Eastern European countries the opportunity to benefit from advanced drug formulations.

Through our subsidiary Pharmco, Inc., we plan to establish a private clinic in Georgia at a projected cost of $250,000. This clinic is estimated to treat 1,200 new patients each year.

Marketing

The marketing and sales function associated with the awarding of clinical trial contracts by drug sponsors and Clinical Research Organizations (CRO's) will be handled at our corporate level. A team of marketing and sales staff will be hired and maintained. Their function will be to maintain relationships with drug sponsors, the National Institute of Health (NIH) and CRO's, maintain an accurate understanding of available populations at all contracted clinical sites and solicit clinical trial awards from all parties.

Competition

The clinical trials industry has become one of the most complex, rapidly changing arenas of the healthcare market place. For those who are able to understand the marketplace forces and the evolving business structures, it also represents a growing area of entrepreneurship.

Our competition in this marketplace will largely come from the few other global SMO's in operation. In the United States, we have sufficient, established provider relationships to establish operations that will be the springboard to Central and Eastern Europe. Apart from the global SMO's and CRO's, there are few internationally based CRO's or SMO's.

At this time, no SMO or CRO has claimed a leadership role in the clinical trials arena. While there are several well-known SMO's in operation, none have gained any exclusivity. There has been enough concern about SMO's cost, inefficiency and lack of operating accuracy that newcomers to the marketplace will continue to encounter problems in establishing their operations. The continuing consolidations in the SMO industry demonstrate continued movement and repositioning of SMO's in the United States.

In terms of our strategy in Central and Eastern Europe, even the most established SMO's are just beginning their strategies.

Employees.

As of March 11, 2005, we have one employee, who is working for Pharmco-SMO, Inc., our subsidiary. Through our subsidiaries, we currently subcontract with service providers. We anticipate hiring employees in the next six months if we secure financing from this Offering and are ready to expand our operations. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support marketing and sales and business development.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 2411 Fountainview, Suite 221, Houston, Texas 77057. We are currently sub-leasing office space for $500/month on a month-to-month basis. The tenant on the primary lease is Nathan Schwartz, our principal officer and director. The total lease space is approximately 791 square feet. Richard Makover, our director, leases approximately 300 square feet in the office space for $400 per month. We lease approximately 500 square feet. The lease was amended commencing June 1, 2003 and expires on May 31, 2006.

We also sub-lease office space at 6550 Fannin, Suite 491, Houston, Texas 77477. The lease price is $1,345 per month. The space is approximately 465 square feet. The tenant on the primary lease is Nathan Schwartz, our principal officer and director.


                                LEGAL PROCEEDINGS

From time to time, we may be party to various legal actions and complaints arising in the ordinary course of business. In our opinion, there is currently no litigation to which we are a party that has or probably will have a material effect on our financial condition or results of our operations.

                  MANAGEMENT, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers and directors:



Name                          Age            Position
----------------------------- -------------- -----------------------------------

Nathan E. Schwartz            61             President and Chairman of the
                                             Board of Directors
Richard Makover               58             Director
----------------------------- -------------- -----------------------------------

Nathan E. Schwartz is our president and Chairman of the Board of Directors. He is involved in the day-to-day operations and management of our company and will oversee the development of our subsidiaries. During the past five years, he has had direct investment and leadership roles as a Director or otherwise in nine Israeli holding companies that had thirty-six subsidiary companies, the most noteworthy of these being the Israel Credit Line Limited. The primary involvement of the other companies is in the fields of manufacturing, service companies, management, marketing, investment, private banking, investment banking, and food service industry. From 1991 to 1996, Mr. Schwartz was also Chairman of Navigator Investments, Limited, a publicly held Israeli corporation (based in Tel Aviv, Israel) engaged as an investment firm which was active in the equity venture capital market for high technology, light industry and real estate in and outside of Israel. Additionally, from 1991 to 1997, he was a Managing Director of Octuva Limited, an Israeli publicly held corporation (based in Tel Aviv, Israel) specializing in foreign bank investments. Since 1998, Mr. Schwartz has been our President and Chairman of the Board of Directors. From December 1998 until the December 2002, Mr. Schwartz was an equity owner in several real estate construction companies in the Houston, Texas area. These companies built residential real estate.

Mr. Richard Makover is our director. He has over twenty years of experience in the medical facility and construction industry. He is also the President & CEO of Richard Makover Architects and Planners, an architectural and planning firm (he has held this position since 1992); as well as President and CEO of Danatiel Inc., a design/build firm specializing in design and construction of medical facilities (he has held this position since 1998. Both of these companies are located in Houston, Texas. In 1977, he received his Bachelor of Science in Architecture from the University of Houston. He is a registered architect in Texas, Colorado, California and South Carolina.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

                             EXECUTIVE COMPENSATION

Executive Compensation. Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until the present time.

Summary Compensation Table.

Name and Principal Position     Year     Annual       Bonus ($)         Other Annual        All other
                                         Salary ($)                     Compensation        compensation
------------------------------- -------- ------------ ----------------- ------------------- -----------------
Nathan E. Schwartz, President   2005     $10,000                 0          None                None
and Chairman of the Board of    2004     $60,000                 0          None                 (2)
Directors                       2003     $25,000                 0          None                None


(1) Mr. Schwartz is paid a monthly management fee of $5,000. As of October 31, 2004, he was owed $4,720. The amounts set forth above are for a calendar year. Therefore, Mr. Schwartz was paid $25,000 for the calendar year ending December 31, 2003; $60,000 for the calendar year ending December 31, 2004 and $10,000 to date since January 1, 2005.
(2)  In October 2004, we purchased an automobile for Mr. Schwartz for $5,000.

Compensation of Directors. Directors who are also our employees receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors' meetings.

Executive Compensation. We presently have entered into employment agreements with our management personnel to retain their services.

                             PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of March 11, 2005 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                      Name and Address            Amount and Nature              Percent
Title of Class        of Beneficial Owner         of Beneficial Owner           of Class(1)
--------------        -------------------         -------------------           --------
Common Stock          Nathan E. Schwartz                         0                   0%
                      1300 Augusta Dr.
                      Houston, TX 77057

Common Stock          Richard Makover                       15,000               0.002%
                      2411 Fountainview, Suite 321
                      Houston, TX 77957

Common Stock          Allen Beni (2)(3)                  2,500,000               25.17%
                      18181 NE 31st Court
                      Aventura, FL 33160


                                       10

Common Stock          Debbi Beni(3)                        900,000                9.06%
                      18181 NE 31St Court
                      Aventura, FL 33160

Common Stock          Michael Gradus                     4,850,000               48.83%
                      10 Hayalon Street
                      Ramat Hasharon Israel

Common Stock          Jacob Shrem                          650,000                6.54%
                      425 Ave
                      Brooklyn, NY 11223

Common Stock          All executive officers                15,000               0.002%
                      and directors as a group (2 persons)


     (1) The percent of class is based on 9,932,500 shares of our common stock issued and outstanding as of March 11, 2005.
     (2) Mr.Beni owns 2,000,000 shares in his name individually and 500,000 shares in the name of Jet Aviation Components & Aircraft International, Inc. (although, to date, they have not been transferred to such entity), of which he is a principal.
     (3)  Allen Beni and Debbie Beni are husband and wife.

                                    DILUTION

As of March 11, 2005, we had issued and outstanding 9,932,500 shares of common stock. In addition, we have 6,000,000 shares of our common stock registered in this offering Therefore, the dilution table below is based on 15,932,500 shares of our common stock on a fully diluted basis. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of common stock is equal to stockholders' equity applicable to the common stock as shown on our balance sheet divided by the number of shares of common stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of shares may receive less than their initial investment and a present stockholder may receive more.

The following calculations assume that all of the shares we are registering are issued pursuant to the units offered and all options represented in those units are exercised. Our net tangible book value as of October 31, 2004 was $(262,299) or $(0.026) per share (based on 9,932,500 shares issued and outstanding). The adjusted pro forma net tangible book value after this offering (assuming the sale of all shares are sold in the offering) will be $1,687,701 or $.1059 per share.

Therefore, the increase in the net tangible book value per share attributable to the offering is $.1319. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $.1981 per share assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect if 100% of the shares are sold in this offering:

Prime Credit, Inc.
Dilution calculation
As of October 31, 2004


Tangible book value before offering      $ (262,299)
Offering to new investors                $2,000,000
Less expenses                            $   50,000
Net proceeds                             $1,950,000
Tangible book value after offering       $1,687,701
Increase in Net Tangible
Book value by old investors              $.1319
Offering price paid by new investors     $.3300
Dilution for new investor                $.1981

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 50,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 11, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                 Shares of         Percent of        Shares of                   Percent
                                 common stock      common            common  stock  Number       of shares
                                 owned prior       shares owned      to be sold     of shares    owned
Name of  selling                 to the            prior to the      in the         owned after  after
stockholder                      offering          offering(1)       offering(1)    offering(1)  offering(1)
------------------------------   -----------       ----------       -----------   -----------   ---------
Richard I. Anslow (2)             35,000               *              35,000          0            0
Gregg E. Jaclin (2)               15,000               *              15,000          0            0

* - represents less than 1%

(1) Assumes that all of the shares of common stock offered in this prospectus (6,000,000) are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 9,932,500 shares issued and outstanding as of March , 2005. The number of shares owned after the offering is based on 9,932,500 plus 6,000,000 or an aggregate of 15,932,000 shares of our common stock.
(2) Anslow & Jaclin, LLP is the law firm representing us in the preparation and filing of this registration statement. The shares being registered are for Richard I. Anslow, Esq. and Gregg E. Jaclin, Esq., the principals of Anslow & Jaclin, LLP. The shares represent part of the compensation paid to Anslow & Jaclin, LLP for their services for the preparation and filing of this registration statement. The shares for Messrs. Anslow and Jaclin will be issued immediately after filing this document.

                              PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Nathan Schwartz, our President and Director will be the only person that will conduct the direct public offering. You will be purchasing our shares from us and not our selling security holders. He intends to offer and sell the shares in the primary offering through his business and personal contacts. Mr. Schwartz will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers that are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares. Our officers and directors may not purchase shares in this offering.

Nathan Schwartz, our President, is the only person that plans to sell our common stock. He is not a registered broker-dealer. He intends to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, Mr. Schwartz (i) at the time of sale, he will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) pursuant to Rule 3a4-1(a)(4)(ii), Mr. Schwartz will meet all of the following requirements: at the end of the offering, Mr. Schwartz will perform substantial duties for us, other than in connection with transactions in securities; Mr. Schwartz was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and Mr. Schwartz has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,
o transactions involving cross or block trades on any securities or market where our common stock is trading,
o    through direct sales to purchasers or sales effected through agents,
o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. Mr. Schwartz will not receive any discounts, concessions or commissions in connection with this offering.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our executive offices are located at 2411 Fountainview, Suite 221, Houston, Texas 77057. We are currently sub-leasing office space for $500/month on a month-to-month basis. The tenant on the primary lease is Nathan Schwartz, our principal officer and director. The total lease space is approximately 791 square feet. Richard Makover, our director, leases approximately 300 square feet in the office space for $400 per month. We lease approximately 500 square feet. The lease was amended commencing June 1, 2003 and expires on May 31, 2006.

We also sub-lease office space at 6550 Fannin, Suite 491, Houston, Texas 77477. The lease price is $1,345 per month. The space is approximately 465 square feet. The tenant on the primary lease is Nathan Schwartz, our principal officer and director.

                            DESCRIPTION OF OUR SECURITIES

General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of March 11, 2005, 9,932,500 shares of common stock are issued and outstanding and held by 59 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Nevada General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have no authorized preferred stock.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and the six month interim period subsequent to April 30, 2004, there have been no disagreements with Lopez, Blevins, Bork & Associates, L.L.P., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The Transfer Agent for our common stock is Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite #100, Plano, Texas 75093.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Lopez, Blevins, Bork & Associates, L.L.P., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.


                             AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.



                              Prime Credit Corporation
                          (A Development Stage Corporation)
                             CONSOLIDATED BALANCE SHEET
                                     (Unaudited)


                                                                         October 31
                                                                             2004
                                                                          ---------
                                     ASSETS

Current Assets
     Cash                                                                $39,942.00
     Prepaid expenses                                                           500
                                                                          ---------

          Total Current Assets                                               40,442
                                                                          ---------

Fixed Assets
     Transportation equipment                                                 5,000
                                                                          ---------

          Total Fixed Assets                                                  5,000
                                                                          ---------

TOTAL ASSETS                                                             $45,442.00
                                                                          =========

                       LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable and accrued liabilities                            $   17,883
     Deferred revenue                                                        11,638
     Advances from officer                                                    4,720
     Notes payable                                                            3,000
     Notes payable-Stockholder                                              270,500
                                                                          ---------

          Total Current Liabilities                                         307,741
                                                                          ---------

Stockholders' Deficit
     Common stock, $.001 par value, 25,000,000 shares
        authorized, 9,932,500 shares issued and outstanding                   9,932
     Additional paid-in capital                                              69,520
     Deficit accumulated during development stage                          (341,751)
                                                                          ---------

          Net Stockholders' Deficit                                        (262,299)
                                                                          ---------

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                                $45,442.00
                                                                         ==========

   The accompanying notes are an integral part of these financial statements.


                            Prime Credit Corporation
                        (A Development Stage Corporation)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                                          Three Months Ended          Six Months Ended          Inception
                                                              October 31                  October 31            January 13
                                                       ------------------------    ------------------------   1998) Through
                                                          2004          2003          2004          2003      Oct. 31, 2004
                                                       ----------    ----------    ----------    ----------    ----------

Revenue                                                $    2,500    $       --    $    2,500    $       --      $   2,500

General & administrative                                  (42,645)      (47,368)      (72,564)      (75,294)      (344,251)
                                                       ----------    ----------    ----------    ----------      ----------

Net loss                                               $  (40,145)   $  (47,368)   $  (70,064)   $  (75,294)     $(341,751)
                                                       ----------    ----------    ==========    ==========      ==========

Basic and diluted net income (loss)
   per share                                           $    (0.00)   $    (0.00)   $    (0.01)   $    (0.01)
                                                       ==========    ==========    ==========    ==========

Weighted average shares outstanding                     9,932,500     9,932,500     9,932,500     9,932,500
                                                       ==========    ==========    ==========    ==========





   The accompanying notes are an integral part of these financial statements.


                            Prime Credit Corporation
                        (A Development Stage Corporation)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)


                                                    Six Months Ended                 Inception
                                                       October 31                (January 13, 1998)
                                             -----------------------------            through
                                                2004                2003           Oct. 31, 2004
                                             ---------           ---------           ---------

CASH FLOWS FROM OPERATING
ACTIVITIES
      Net income (loss)                      $ (70,064)          $ (75,294)       $   (341,751)
      Changes in current assts and
         liabilities:
         Accounts payable                        1,747                  --              17,883
         Deferred revenue                       11,638              11,638
         Prepaid expenses                           --                  --                (500)
                                             ---------           ---------           ---------

NET CASH USED IN OPERATING
ACTIVITIES                                     (56,679)            (75,294)           (312,730)
                                             ---------           ---------           ---------

CASH FLOWS FROM INVESTING
ACTIVITIES
      Purchase of equipment                     (5,000)                 --              (5,000)
                                                                                     ---------

CASH FLOWS FROM FINANCING
ACTIVITIES:
      Sale of common stock                          --                  --              79,452
      Proceeds from notes payable                3,000                  --               3,000
      Advance from officer, net                  4,720                  --               4,720
      Advance from stockholder, net             75,000              64,500             270,500
                                             ---------           ---------           ---------

NET CASH PROVIDED BY FINANCING
ACTIVITIES                                      82,720              64,500             357,672
                                             ---------           ---------           ---------

NET INCREASE IN CASH                            21,041             (10,794)             39,942
Cash, beginning of period                       18,901              22,500                  --
                                             ---------           ---------           ---------

Cash, end of period                          $  39,942           $  11,706           $  39,942
                                             =========           =========           =========

Supplemental information:
      Income taxes paid                             --                  --                  --
      Interest paid                                 --                  --                  --



   The accompanying notes are an integral part of these financial statements.

Prime Credit Corporation
(A Development Stage Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements of Prime Credit Corporation ("Prime Credit") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2004 as reported in the Form SB-2 have been omitted.

NOTE 2 - PRINCIPLES OF CONSOLIDATION

The October 31, 2004 consolidated financial statements include the accounts of its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated.


NOTE 3 - RELATED PARTIES

During the quarter ended October 31, 2004, the company received $50,000 in additional loan proceeds from a stockholder.

The President, Nathan E. Schwartz is paid a monthly management fee of $5,000. As of October 31, 2004 Prime Credit owed Mr. Schwartz $4,720.


NOTE 4 - PROPERTY & EQUIPMENT

In October 2004, the Company purchased a used 1997 Lincoln Towncar, in the amount of $5,000 for official use of its President, Nathan E. Schwartz, in the course of Company's business. $2,000 was paid up front. A loan was taken our for the balance of $3,000. This property shall be depreciated in a straight-line method with depreciable life of two years.

Prime Credit Corporation
(A Development Stage Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - SUBSIDIARY COMPANY

Included in this report is the result of operations of one of the subsidiaries of Prime Credit, PHARMCO - SMO, INC., which started operations in October 2004. The company is an SMO (Site Management Organization) that contracts drug companies to oversee and coordinate the implementation of agreed protocols to conduct specific clinical research studies to do testing on new proposed drugs and pharmaceuticals.

Pharmco-SMO, Inc. derives its revenue from drug companies for each patient enrolled in clinical research studies pursuant to a contract that is signed between Pharmco-SMO and the drug company.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Prime Credit Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheet of Prime Credit Corporation (a Development Stage Company) and subsidiaries as of April 30, 2004, and the related consolidated statements of expenses, stockholders' equity (deficit), and cash flows for each of the two years then ended and for the period from January 13, 1998 (inception) through April 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prime Credit Corporation and subsidiaries as of April 30, 2004, and the results of their operations and its cash flows for the two years then ended and for the period from January 13, 1998 (inception) through April 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's significant losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Lopez, Blevins, Bork & Associates, L.L.P.
Houston, Texas


August 26, 2004




                            PRIME CREDIT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                 April 30, 2004

                                     ASSETS

Current assets
  Cash                                                                                              $       18,901
  Prepaid expenses                                                                                             500
                                                                                                    --------------
                                                                                                    $       19,401


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accrued payable and accrued liabilities                                                           $       16,136
  Note payable - stockholder                                                                               195,500
                                                                                                    --------------
    Total current liabilities                                                                              211,636
                                                                                                    --------------

Commitments (Note 6)

STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value, 25,000,000 shares
    authorized, 9,932,500 shares issued and outstanding                                                      9,932
  Additional paid in capital                                                                                69,520
  Deficit accumulated during the development stage                                                        (271,687)
                                                                                                    ---------------
    Total stockholders' deficit                                                                           (192,235)
                                                                                                    ---------------

Total liabilities and stockholders' deficit                                                         $       19,401
                                                                                                    ==============


          See accompanying notes to consolidated financial statements.


                            PRIME CREDIT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED STATEMENTS OF EXPENSES
                     Years Ended April 30, 2004 and 2003 and
         Period from January 13, 1998 (Inception) Through April 30, 2004


                                                                      Years ended                   Inception through
                                                                        April 30,                       April 30,
                                                          -------------------------------------    -------------------
                                                               2004                 2003                  2004
                                                          ----------------    -----------------    -------------------

General and administrative                                $       189,998     $         2,647      $        271,687


Net loss                                                  $      (189,998)    $        (2,647)     $       (271,687)
                                                          ================    ================     =================

Net loss per share:
  Basic and diluted                                       $         (0.02)    $         (0.00)
                                                          ================    ================

Weighted average shares outstanding:
  Basic and diluted                                             9,932,500           9,932,500
                                                          ================    ================



          See accompanying notes to consolidated financial statements.


                            PRIME CREDIT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         Period from January 13, 1998 (Inception) through April 30, 2004

                                                                                              Deficit
                                                                                            accumulated
                                                                                             during the
                                                                        Additional paid     development
                                                  Common stock             in capital          stage              Total
                                      --------------------------------  ----------------  ----------------  -----------------
                                           Shares           Amount
                                      -----------------  -------------  ----------------  ----------------  -----------------
Issuance of common stock
  for cash                                  9,522,500    $      9,522   $      69,520     $             -   $        79,042

Net loss                                            -               -               -                   -                 -
                                      ---------------    ------------   -------------     ---------------   ---------------

Balance, April 30, 1998                     9,522,500           9,522          69,520                   -            79,042

Issuance of common stock
  for cash                                    410,000             410               -                   -               410

Net loss                                            -               -               -             (79,042)          (79,042)
                                      ---------------    ------------   -------------     ---------------   ---------------

Balance, April 30, 1999                     9,932,500           9,932          69,520             (79,042)              410

Net loss                                            -               -               -                   -                 -
                                      ---------------    ------------   -------------     ---------------   ---------------

Balance, April 30, 2000                     9,932,500           9,932          69,520             (79,042)              410

Net loss                                            -               -               -                   -                 -
                                      ---------------    ------------   -------------     ---------------   ---------------

Balance, April 30, 2001                     9,932,500           9,932          69,520             (79,042)              410

Net loss                                            -               -               -                   -                 -
                                      ---------------    ------------   -------------     ---------------   ---------------

Balance, April 30, 2002                     9,932,500           9,932          69,520             (79,042)              410

Net loss                                            -               -               -              (2,647)           (2,647)
                                      ---------------    ------------   -------------     ---------------   ---------------

Balance, April 30, 2003                     9,932,500           9,932          69,520             (81,689)           (2,237)

Net loss                                            -               -               -            (189,998)         (189,998)
                                      ---------------    ------------   -------------     ----------------  ----------------

Balance, April 30, 2004                     9,932,500    $      9,932   $      69,520     $      (271,687)  $      (192,235)
                                      ===============    ============   =============     ================  ================

          See accompanying notes to consolidated financial statements.


                            PRIME CREDIT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended April 30, 2004 and 2003 and
         Period from January 13, 1998 (Inception) Through April 30, 2004


                                                                         Years ended                 Inception through
                                                                          April 30,                      April 30,
                                                            ------------------------------------    -------------------
                                                                 2004                 2003                 2004
                                                            ----------------     ---------------    -------------------
CASH FLOWS FROM OPERATING ACTIVITES:
Net loss                                                    $      (189,998)     $        (2,647)   $       (271,687)
Changes in current assets and
  liabilities:
Prepaid expenses                                                          -                (500)                (500)
Accounts payable and accrued interest                                15,899                  237              16,136
                                                            ---------------      ---------------    ----------------

NET CASH USED IN OPERATING ACTIVITIES                              (174,099)              (2,910)           (256,051)
                                                            ----------------     ----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock                                                      -                   -               79,452
Proceeds from note payable-stockholder                              170,500              25,000              195,500
                                                            ---------------      --------------     ----------------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                                        170,500              25,000              274,952
                                                            ---------------      --------------     ----------------

NET INCREASE/(DECREASE) IN CASH                                      (3,599)             22,090               18,901
Cash, beginning of period                                            22,500                 410                    -
                                                            ---------------      --------------     ----------------
Cash, end of period                                         $        18,901      $       22,500     $         18,901
                                                            ===============      ==============     ================

Supplemental information:
  Income taxes paid                                         $             -      $            -     $              -
  Interest paid                                             $             -      $            -     $              -



          See accompanying notes to consolidated financial statements.

                            PRIME CREDIT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

On January 13, 1998 Prime Credit Corporation was incorporated in Nevada. Prime currently has no operations and is considered a development stage company.

Basis of Consolidation - The consolidated financial statements include the
----------------------
accounts of Prime Credit Corporation ("Prime," the parent company) and its wholly owned subsidiaries (Pharmco, Inc. and Live On, Inc.). As of April 30, 2004, Pharmco, Inc. and Live On, Inc. had no assets and no operations for the period then ended. Intercompany accounts and transactions are eliminated.

Cash and Cash Equivalents - Cash and cash equivalents include cash and all
-------------------------
highly liquid financial instruments with purchased maturities of three months or less.

Income Taxes - Income taxes are computed using the asset and liability method.
------------
Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share - Basic loss per share has been calculated based on the
--------------------
weighted average number of shares of common stock outstanding during the period.

Use of Estimates - The preparation of financial statements in conformity with
----------------
accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Recent Accounting Pronouncements - Prime does not expect the adoption of
--------------------------------
recently issued accounting pronouncements to have a significant impact on the Prime's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The financial statements have been prepared assuming that Prime will continue as a going concern. Prime has incurred significant losses from inception to date which raises substantial doubt about Prime's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that might be necessary should Prime be unable to continue to continue as a going concern. The continued support of Prime's lenders and stockholders' is required in order for Prime to continue as a going concern.

NOTE 3 - INCOME TAXES

Prime has not yet realized income as of the date of this report and no provision for income taxes has been made. At April 30, 2004, a deferred tax asset has not been recorded due to Prime's lack of operations to provide income to use the net operating loss carryover of approximately $283,000 that expires in years 2019 through 2023.

                            PRIME CREDIT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - COMMON STOCK

In 1998 and 1999, Prime sold 9,932,500 shares of common stock for cash totaling $79,452.

NOTE 5 - NOTE PAYABLE - SHAREHOLDER

The Company has a $200,000 unsecured note payable due to a shareholder bearing interest at 8.0%. The balance outstanding on the note at April 30, 2004 was $195,500, and matures April, 2005.

NOTE 6 - COMMITMENTS

The Company is currently leasing office space for $500 a month on a month to month basis from a shareholder of the company.

                            PRIME CREDIT CORPORATION

                        6,000,000 SHARES OF COMMON STOCK
              50,000 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  March , 2005

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         SEC registration fee                         $   241.74
         Accounting fees and expenses                 $10,000.00
         Legal fees and expenses                      $25,000.00
         Miscellaneous expenses                       $14,758.26
         Total                                        $50,000.00

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         None.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER             DESCRIPTION
------             -----------
3.1 (i)            Articles of Incorporation and amendments of Prime Credit
                   Corporation
3.1 (ii)           Articles of Incorporation and amendments of Pharmco, Inc.
3.1 (iii)          Articles of Incorporation of On Line, Inc.
3.2                By-Laws of Prime Credit Corporation
5.1                Opinion of Anslow & Jaclin, LLP
21.1               List of Subsidiaries
23.1               Consent of Lopez, Blevins, Bork and Associates, LLP

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on March 15, 2005.


                              By:  /s/ Nathan E. Schwartz
                              ---------------------------------
                                 NATHAN E. SCHWARTZ
                                 President and Chairman of the
                                   Board of Directors


                                  POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Nathan E. Schwartz, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Nathan E. Schwartz          President and Chairman       March 15, 2005
--------------------------          of the Board of Directors
        Nathan E. Schwartz

By: /s/ Richard Makover             Director                     March 15, 2005
-----------------------
        Richard Makover